SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

|X|   Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
|_|   Definitive Information Statement

                                              VICOM INCORPORATED
                            ----------------------------------------------------
                              (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_| Fee computed on table below per Exchange Act Rules 14C-5(G) and 0-11.

1. Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

2. Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

4. Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

5. Total fee paid:

      --------------------------------------------------------------------------

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:

      --------------------------------------------------------------------------

2. Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------

3. Filing Party:

      --------------------------------------------------------------------------

4. Date Filed:

      --------------------------------------------------------------------------

                                      VICOM
                                  INCORPORATED

                            9449 SCIENCE CENTER DRIVE
                            NEW HOPE, MINNESOTA 55428


--------------------------------------------------------------------------------

                  NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 17, 2004

--------------------------------------------------------------------------------


      The Annual Meeting of the Shareholders of VICOM, Incorporated ("Vicom" or "the Company") will be held at the Radisson Hotel, 3131 Campus Drive, Plymouth, Minnesota 55441 on June 17, 2004, at 3:00 p.m. Minneapolis time, for the following purposes, as more fully described in the accompanying Proxy Statement.

      1.    To elect eight Directors for a term of one year.

      2. To approve an amendment to Vicom's 1999 Employee Stock Compensation Plan to increase the total number of common stock shares reserved for awards to employees under the Plan from 1.8 million to 4.3 million.

      3. To approve an amendment to Vicom's 2000 Non-Employee Director Stock Compensation Plan to increase the total number of common stock shares reserved for awards to Directors under the Plan from 300,000 to 800,000.

      4. To approve an amendment to Vicom's bylaws to lower the percentage of Vicom's outstanding common shares needed to achieve a quorum for a shareholder meeting from 50.1% to 34%.

      5. To approve an amendment to the Company's Articles of Incorporation to change the Company's name from VICOM, Incorporated to Multiband Corporation.

      6. To approve an amendment to Vicom's Articles of Incorporation to increase the authorized number of Vicom common shares from 50 million to 100 million.

      7. To ratify the election of Virchow, Krause & Company, LLP as independent auditors of the Company for fiscal year 2003.

      8. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only Shareholders of record at the close of business April 22, 2004 will be entitled to receive notice of and vote at the meeting. The Company's Board of Directors recommends a vote in favor of all the proposals.

      All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose. Returning your proxy will help the Company ensure a quorum and avoid the additional expense of duplicate proxy solicitations. Any shareholder attending the meeting may vote in person even if he or she has returned the proxy.

                                             By Order of the Board of Directors

                                             Steven Bell
                                             Secretary

                               VICOM, INCORPORATED
                            9449 SCIENCE CENTER DRIVE
                            NEW HOPE, MINNESOTA 55428


--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------


                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 17, 2004
                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

      The mailing address of the principal corporate office of the Company is 9449 Science Center Drive, New Hope, MN 55428. This Proxy Statement and the form of proxy, which is enclosed, are being mailed to the Company's shareholders commencing on or about May 20, 2004.

      Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of the Company. All shares of common stock represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction of the proxies. If no direction is indicated, the shares will be voted in accordance with the direction of the proxies. If any others matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgement.

      When stock is in the name of more than one person, each such person must sign the proxy. If the shareholder is a corporation, an executive or other authorized officer must sign the proxy in the name of such corporation. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment must be furnished.

      A shareholder executing and returning a proxy has the power to revoke it at any time before it is voted. A shareholder who wishes to revoke a proxy can do so by executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting, or by appearing in person at the Annual Meeting and voting in person the shares to which the proxy relates.

      In addition to the use of the mail, proxies may be solicited by personal interview, telephone and telegram by the Directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for their reasonable out-of-pocket expenses incurred by them in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

      The Company is including with this Proxy Statement its Annual Report to shareholders for the year ended December 31, 2003, which includes a copy of the Company's Form 10-K registration as amended, as filed with the Securities and Exchange Commission. Shareholders may receive, without charge, additional copies of the Form 10-K, as amended, by writing to Vicom, Incorporated at its principal corporate office.

      The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      Only shareholders of record at the close of business on April 22, 2004 (the "Record Date") will be entitled to vote at this meeting. On the Record Date, there were 22,291,599 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the Record Date. The affirmative vote of holders of a majority of shares of common stock outstanding on the Record Date is required for approval of the proposals to be voted upon at the Annual Meeting.

      The following table sets forth certain information as of April 22, 2004 with respect to each person known by the Company to be the beneficial owner of more than 5 percent of its common stock, each Director of the Company, and all officers and Directors of the Company as a group. Except as indicated, each of the persons listed in the following table has sole voting and investment power with respect to the shares set forth opposite his name.

                                                          NUMBER OF SHARES(1)         PERCENT OF COMMON
NAME AND ADDRESS OF BENEFICIAL OWNERS                     BENEFICIALLY OWNED          SHARES OUTSTANDING
-------------------------------------                     ------------------          ------------------
Steven Bell                                                    589,063(2)               1.1%
9449 Science Center Drive
New Hope, MN 55428

Frank Bennett                                                   89,600(3)               Less than 1%
301 Carlson Parkway - Suite 120
Minnetonka, Minnesota  55305

Jonathan Dodge                                                  70,100(4)               Less than 1%
715 Florida Avenue South - Suite 402
Golden Valley, MN  55426

David Ekman                                                  1,751,583(5)               7.8%
2000 44th Street SW
Fargo, ND 58103

Eugene Harris                                                   19,000(6)               Less than 1%
225 South Meramec - Suite 722
St. Louis, MO 63105

James L. Mandel                                                464,133(7)               2.0%
9449 Science Center Drive
New Hope, MN 55428

Donald Miller                                                1,369,686(8)               5.9%
1924 Cocoplum Way
Naples, FL  34105

David Weiss                                                    122,726(9)               Less than 1%
10829 Olive Blvd.
Suite 203
St. Louis, MO  63141
All  Directors  and  executive  officers  as  a  group
(eight persons)                                               4,475,891                 18.4%

------------------------------
(1) The percentages are calculated on the basis of 22,291,599 shares of Vicom common stock outstanding. Shares of common stock not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of April 22, 2004 or within 60 days of such date are treated as outstanding when determining the number of shares beneficially owned by each person and the group and the percent of the class owned by each individual and the group. Unless otherwise indicated, each person named or included in the group has sole vesting and investment power with respect to the shares of common stock set forth opposite his or her name. Unless otherwise indicated, the information in the table does not include any stock options and / or warrants outstanding that cannot be exercised within 60 days of April 22, 2004.

(2) Includes vested options to acquire 35,500 shares of common stock. Mr. Bell's Beneficial Ownership does include 31,250 shares of common stock owned by his spouse as to which Mr. Bell disclaims his beneficial ownership.

(3) Includes vested options to purchase 69,600 shares of common stock.

(4) Includes vested options to acquire 69,600 shares of common stock.

(5) Includes vested options to purchase 150,500 shares of common stock.

(6) Mr. Harris's beneficial ownership does include 19,000 shares owned by his spouse as to which Mr. Harris disclaims his beneficial ownership.

(7) Includes vested options to purchase 300,500 shares of common stock.

(8) Includes warrants and vested options to purchase 878,700 shares of common stock.

(9) Includes vested options to purchase 69,600 shares of common stock.

      The Nominating Committee has nominated eight persons for election at the 2004 Annual Meeting as Directors for a one-year term expiring at the 2005 Annual Meeting. The Directors will hold office for the term for which elected and will serve until their successors have been duly elected and qualified.

      It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees in the table below, except for those proxies that withhold such authority. In the event that any of the nominees of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxy will be voted for the election of such other individual as the Nominating Committee shall designate in the place of such nominee. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
               SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

INFORMATION ABOUT NOMINEES

The following information has been furnished to the Company by the respective nominees for Director.

NAME                          AGE   POSITION                                                  DIRECTOR SINCE
----                          ---   --------                                                  --------------
Steven Bell...............    45    President & CFO, Vicom Incorporated                            1994
Frank Bennett.............    47    President, Artesian Capital                                    2002
Jonathan Dodge.........       53    Partner, Dodge & Fox C.P.A. Firm                               1997
David Ekman...............    43    Chief Information Officer, Corporate Technologies USA, Inc.    1999
Eugene Harris.............    39    Shareholder, Eidelman, Finger, Harris & Co.                    2004
James L. Mandel...........    47    Chief Executive Officer, Vicom, Incorporated                   1998
Donald Miller............           64    Chairman, Vicom, Incorporated                            2001
David Weiss...............    41    Principal, Rangeline Capital, LLC                              2002

STEVEN BELL was general counsel and Vice President of the Company from June 1985 through October 1994, at which time he became Chief Financial Officer. He was also named President in July 1997. He is a graduate of the William Mitchell College of Law.

FRANK BENNETT has been a Director of Vicom, Incorporated since 2002 and is currently a member of the Audit Committee. Mr. Bennett is President of Artesian Management, Inc., which manages Artesian Capital, a private equity investment firm based in Minneapolis. Artesian Capital invests in companies in the communications, consumer, financial services and health care industries. Prior to founding Artesian Capital in 1989, he was a Vice President of Mayfield Corporation, and a Vice President of Corporate Finance of Piper Jaffray & Hopwood and a Vice President of Piper Jaffray Ventures, Inc. He is currently a director of Fairfax Financial Holdings Limited, Odyssey Re Holdings Corp., Vicom, Inc., Northbridge Financial Corporation and Crum & Forster Holdings, Inc. Mr. Bennett currently serves on the boards of several non-profit organizations including the Social Enterprise Fund, American Federation of Arts, St. David's Child Development and Family Services, PACER Center and Wayzata Community Church. Mr. Bennett, a graduate of the University of Oregon, lives with his wife and five children in Long Lake, MN.

JONATHAN DODGE has been the Senior Partner of the C.P.A. firm of Dodge & Fox since its inception in March 1997. Prior to that, he was a partner in the CPA firm of Misukanis and Dodge from 1992 to March 1997. Mr. Dodge is a member of both the AICPA and the Minnesota Society of CPA's.

DAVID EKMAN is Chief Information Officer of Corporate Technologies, USA, Inc., a wholly owned subsidiary of Vicom. He has worked continuously in the computer business since 1981, initially as a franchisee of Computerland, a personal computer dealer and subsequently from 1996 to December 1999 as President of Ekman, Inc., a value-added computer reseller and the predecessor company to Corporate Technologies, USA, Inc.

EUGENE HARRIS is a Vice President and major shareholder of Eidelman, Finger, Harris & Co., a St. Louis based registered investment advisor. He has been with Eidelman, Finger, Harris & Co. since 1994. Prior to joining Eidelman, Finger, Harris & Co., Mr. Harris held positions in general management and new business development for the Monsanto Company from 1990-1994. He also was an Associate Consultant with Bain and Co. from 1996-1998. Mr. Harris received a B.S. in

Industrial Engineering from Stanford University in 1996 and an M.S. in Management from the Sloan School of Management at the Massachusetts Institute of Technology in 1990. He is a Chartered Financial Analyst and a member of the Financial Analysts Federation. Mr. Harris was appointed to Vicom's Board of Directors in April 2004.

JAMES MANDEL has been the Chief Executive Officer and a Director of the Company since October 1, 1998. From October 1991 to October 1996, he was Vice President of Systems for Grand Casinos, Inc., where his duties included managing the design, development, installation and on-going maintenance for the 2,000 room, $507 million Stratosphere Hotel, Casino and Tower in Las Vegas. Mr. Mandel also managed the systems development of Grand Casino Mille Lacs, in Onamia, Minnesota, Grand Casino Hinckley in Hinckley, Minnesota and six other casinos nationwide. He also serves as Chairman of the Board of CorVu Corporation and is a trustee of the Boys and Girls Club of Minneapolis.

DONALD MILLER worked for Schwan's enterprises between 1962 and 2001, primarily as Chief Financial Officer. He is currently employed by Schwan's as Special Assistant to the CEO. He was appointed to Vicom's Board of Directors in September 2001 and was elected Chairman of the Board in April 2002. Mr. Miller is also Chairman of Vicom's Audit Committee.

DAVID WEISS has been a Director of Vicom since 2002. He is currently Managing Principal for Rangeline Capital, LLC, a real estate investment banking company. Prior to forming Rangeline in 2002, Mr. Weiss was Managing Director for the St. Louis office of Northland/Marquette Capital Group.

The Company knows of no arrangements or understandings between a Director or nominee and any other person pursuant to which any person has been selected as a Director or nominee. There is no family relationship between any of the nominees, Directors or executive officers of the company.

BOARD OF DIRECTORS AND ITS COMMITTEES

The Board has determined that a majority of its members are "independent" as defined by the listing standards of the NASDAQ Stock Market. The independent Directors are Messrs. Frank Bennett, Jonathan Dodge, Eugene Harris, Donald Miller and David Weiss.

The Board of Directors met four times on a regular basis in 2003. As permitted by Minnesota Law, the Board of Directors also acted from time to time during 2003 by unanimous written consent in lieu of conducting formal meetings. Last year, there were four such actions and accompanying Board Resolutions passed. The Board has designated an audit committee consisting of Jonathan Dodge, Donald Miller and Frank Bennett. The Board also designated a compensation committee consisting of Frank Bennett and David Weiss.

Shareholder communication with the Board

Our Board welcomes your questions and comments. If you would like to communicate directly to our Board, or if you have a concern related to the Company's business ethics or conduct, financial statements, accounting practices or internal controls, then you may contact our website via www.multibandusa.com, section Investor Relations. All communications will be forwarded to our audit committee.

Directors' attendance at Annual Meetings can provide shareholders with an opportunity to communicate with directors about issues affecting the Company. The Company does not have a policy regarding director attendance, but all directors are encouraged to attend the Annual Meeting of Shareholders. Six of our directors attended our Annual Meeting in 2003.

AUDIT COMMITTEE

Our audit committee:

o recommends to our Board of Directors the independent auditors to conduct the annual audit of our books and records;

o     reviews the proposed scope and results of the audit;

o     approves the audit fees to be paid;

o reviews accounting and financial controls with the independent public accountants and our financial and accounting staff; and

o reviews and approves transactions between us and our Directors, officers and affiliates.

Our audit committee has a formal charter that is an exhibit to our most recent annual report on Form 10K.

Our audit committee met four times during 2003. The Audit Committee is comprised entirely of individuals who meet the independence and financial literacy requirements of NASDAQ listing standards. Our Board has determined that all three members qualify as an "audit committee financial expert" independent from management as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933, as amended. Vicom acknowledges that the designation of the members of the audit committee as financial experts does not impose on them any duties, obligations or liability that are greater than the duties, obligations and liability imposed on them as a member of the audit committee and the Board of Directors in the absence of such designation.

REPORT OF THE AUDIT COMMITTEE

      In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During the year ended December 31, 2003, the Committee met four times, and Donald Miller, as the Audit Committee chair and representative of the Audit Committee, discussed the interim financial information contained in quarterly earnings announcement with the Company's Chief Financial Officer and the Company's independent auditors prior to public release.

      In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may affect their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with both the independent auditors their audit plans, audit scope, and identification of audit risks.

      The Audit Committee discussed and reviewed with the Company's independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, both with and without management present, discussed and reviewed the results of the independent auditors' examination of the Company's financial statements. The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2003 with management and the independent auditors. Management has the responsibility for the preparation of the Company's consolidated financial statements and the Company's independent auditors have the responsibility for the examination of those statements.

      Based on the review referred to above and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board of Directors concurred in such recommendation.

COMPENSATION COMMITTEE

Our compensation committee

o reviews and recommends the compensation arrangements for management, including the compensation for our chief executive officer; and

o establishes and reviews general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals.

Our  compensation  committee  met  four  times  during  2003.  The  compensation
committee  is  comprised   entirely  of  Directors  who  meet  the  independence
requirements of the NASDAQ listing standards.

NOMINATING COMMITTEE

The Nominating Committee (the "Nominating Committee") was formed by our Board in April 2004 and consists of Frank Bennett and David Weiss. The Nominating Committee's duties include adopting criteria for recommending candidates for election or re-election to our Board and its committees, considering issues and making recommendations considering the size and composition of our Board. The Nominating Committee will also consider nominees for Director suggested by shareholders in written submissions to the Company's Secretary.

The Nominating Committee met in April 2004 to decide upon the nominees for Director at the Annual Meeting.

DIRECTOR NOMINATION PROCEDURES

         DIRECTOR MANAGER QUALIFICATIONS. The Company's Nominating Committee has established policies for the desired attributes of our Board as a whole. The Board will seek to ensure that a majority of its members are independent as defined in the NASDAQ listing standards. Each member of our Board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy, high performance standards and must be committed to representing the long-term interests of the Company and the shareholders. In addition, Directors must be committed to devoting the time and effort necessary to be responsible and productive members of our Board. Our Board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience.

         IDENTIFYING AND EVALUATING NOMINEES. The Nominating Committee regularly assesses the appropriate number of Directors comprising our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. The Nominating Committee may consider those factors it deems appropriate in evaluating Director candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of our Board, certain factors may be weighed more or less heavily by the Nominating Committee. In considering candidates for our Board, the Nominating Committee evaluates the entirety of each candidate's credentials and, other than the eligibility requirements established by the Nominating Committee, does not have any specific minimum qualifications that must be met by a nominee. The Nominating Committee considers candidates for the Board from any reasonable source, including current Board members, shareholders, professional search firms or other persons. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.

         CHARTER OF THE NOMINATING COMMITTEE. A copy of the charter of the Nominating Committee is available on our website at www.multibandusa.com.

EXECUTIVE COMPENSATION

         The following table sets forth certain information relating to the remuneration paid by the Company to its executive officers whose aggregate cash and cash-equivalent remuneration approximated or exceeded $100,000 during the Company's last three fiscal years ending December 31, 2003.

                                            SUMMARY COMPENSATION TABLE
                                            --------------------------

                                            ANNUAL COMPENSATION                                LONG TERM COMPENSATION
                                            -------------------                                ----------------------

NAME AND PRINCIPAL        YEAR   SALARY       BONUS        OTHER             RESTRICTED   SECURITIES    LTIP       ALL OTHER
POSITION                         ($)          ($)          ANNUAL            STOCK        UNDERLYING    PAYOUTS    COMPENSATION
                                                           COMPENSATION      AWARD(S)     OPTIONS/      ($)        ($)
                                                           ($)               ($)          SARS
                                                                                          (#)
(A)                       (B)    (C)          (D)          (E)               (F)          (G)           (H)        (I)
                                                                             AWARDS                     PAYOUTS
                                                                             ------                     -------
James L. Mandel           2003   $250,727     $125,000     -0-               -0-          300,000       -0-        -0-
Chief Executive Officer   2002   $149,874     $100,000     -0-               -0-          -0            -0-        -0-
                          2001   $131,346                  -0-               -0-          500           -0-        -0-

Steven Bell               2003   $120,484     -0-          -0-               -0-          50,000        -0-        -0-
Chief Financial Officer   2002   $99,014      -0-          -0-               -0-          10,500        -0-        -0-
                          2001   $108,365     -0-          -0-               -0-          500           -0-        -0-


Dave Ekman                2003   $111,154     -0-          -0-               -0-          -0-           -0-        -0-
Chief Information Officer 2002   $93,695      -0-          -0-               -0-          -0-           -0-        -0-
                          2001   $100,614     -0-          -0-               -0-          500           -0-        -0-


DIRECTORS FEES

      There were no cash fees paid to Directors in 2003. Outside Directors receive a stock option of 30,000 shares at market price upon joining the Vicom Board. Additional awards or options to Directors are determined by the Board's Compensation Committee.

PERFORMANCE GRAPH

         The following performance graph compares cumulative total shareholder returns on the Company's common stock over the last five fiscal years, ended December 31, 2003, with The NASDAQ Stock Market (U.S. Companies) Index and other leading industry indices, assuming initial investment of $100 at the beginning of the period and the reinvestment of all dividends.


[BAR CHART]


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG VICOM, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
          THE RUSSELL 2000 INDEX, THE NASDAQ TELECOMMUNICATIONS INDEX
                AND THE S & P TELECOMMUNICATIONS SERVICES INDEX

VICOM INC

                                                        Cumulative Total Return
                                              12/98     3/99     6/99     9/99     12/99
VICOM, INC                                   100.00   137.50   133.33   113.33   266.67
NASDAQ STOCK MARKET (U.S.)                   100.00   112.89   122.95   129.70   192.89
RUSSELL 2000                                 100.00    94.58   109.28   102.37   121.26
NASDAQ TELECOMMUNICATIONS                    100.00   135.38   143.61   149.22   252.16
S & P TELECOMMUNICATION SERVICES             100.00   103.37   117.15   108.61   119.14


                                              12/98     3/00     6/00     9/00     12/00    3/01     6/01     9/01
VICOM, INC                                            558.33   387.53   400.00   300.00   265.60   200.00   103.33
NASDAQ STOCK MARKET (U.S.)                            224.09   196.93   184.03   124.95    86.46    83.08    76.01
RUSSELL 2000                                          129.85   124.94   126.32   117.59   109.94   125.76    99.53
NASDAQ TELECOMMUNICATIONS                             270.97   204.16   171.67   103.40    76.97    81.29    48.89
S & P TELECOMMUNICATION SERVICES                      117.52   101.17    90.14    72.90    72.32    70.98    71.18



                                              12/98    12/01    3/02     6/02     9/02    12/02   3/03
VICOM, INC                                            114.67    91.33    66.67   40.00   60.00   70.00
NASDAQ STOCK MARKET (U.S.)                             67.09    67.69    70.91   66.48   61.75   55.56
RUSSELL 2000                                          120.52   125.32   114.85   90.27   95.83   91.53
NASDAQ TELECOMMUNICATIONS                              63.59    53.47    38.33   35.26   45.31   51.49
S & P TELECOMMUNICATION SERVICES                       63.97    54.04    41.41   30.62   42.15   36.07



                                              12/98     6/03     9/03     12/03
VICOM, INC                                            140.00   110.67    82.00
NASDAQ STOCK MARKET (U.S.)                             67.52    75.14    85.04
RUSSELL 2000                                          112.97   123.22   141.11
NASDAQ TELECOMMUNICATIONS                              65.51    67.13    78.49
S & P TELECOMMUNICATION SERVICES                       43.87    39.80    45.14

[END BARCHART]


               COMPARISON OF FIVE YEAR - CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                               VICOM, INCORPORATED
                    PREPARED BY THE RESEARCH DATAGROUP, INC.

VICOM INC.

                                                        12/99        12/00        12/01          12/02       12/03
VICOM, INCORPORATED                                     800.00       900.00       344.00           180.00       82.00
NASDAQ STOCK MARKET (U.S.)                              261.49       157.77       125.16            86.53       85.04
RUSSELL 2000                                            118.17       114.60       117.45            93.39      141.11
NASDAQ TELECOMMUNICATIONS                               295.01       125.74         84.16           38.77       78.49
CHASE H & Q COMMUNICATIONS                              462.05       293.82       136.84
S & P COMMUNICATION SERVICES                            181.54       111.08         97.48           64.23       45.14

STOCK OPTION GRANTS DURING 2003

      The following table provides information regarding stock options granted during fiscal 2003 to the named executive officers in the Summary Compensation Table.


                                                                                       Potential Realizable Value at
                          Number of      Percent of                                    Assumed Annual Rates of Stock
                          Securities    Total Options                                  Price Appreciation for Option
                          Underlying     Granted to      Exercise or                              Term(1)
                           Options      Employees in      Base Price     Expiration    -----------------------------
         Name            Granted (#)   Fiscal Year (%)    ($/Share)         Date            5%              10%
         ----            -----------   ---------------    ---------         ----            --              ---
James L. Mandel             300,000           46.3          $1.50       1/8/2013            -0-           $258,092
Steven M. Bell               50,000            7.7          $1.10       1/8/2013          $19,115         $ 63,015
Dave Ekman                   -0-             -0-              -              -                  -                -

------------
(1) The "potential realizable value" shown represents the potential gains based on annual compound stock price appreciation of 5% and 10% from the date of grant through the full option terms, net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders, continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.

         Each option represents the right to purchase one share of common stock. The options shown in this table are all non-qualified stock options. To the extent not already exercisable, the options generally become exercisable in the event of a merger in which Vicom is not the surviving corporation, a transfer of all shares of stock of Vicom, a sale of substantially all the assets, or a dissolution or liquidation, of Vicom.

AGGREGATED OPTION EXERCISES IN 2003 AND YEAR END OPTION VALUES

         The following table provides information as to options exercised by the named executive officers in the Summary Compensation Table during fiscal 2003 and the number and value of options at December 31, 2003.


                              SHARES
                              ACQUIRED         VALUE    (1)
NAME                          ON EXERCISE      REALIZED     EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
----                          -----------      --------     -------------------------        -------------------------
                                                            NUMBER OF                        VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                            DECEMBER 31, 2003                DECEMBER 31, 2003
                                                            -----------------                -----------------
James L. Mandel............   -0-              -0-          450,500           -0-            $94,500         $0
Steven M. Bell.............   -0-              -0-          57,166            3,334          $6,500          $0
David Ekman................   -0-              -0-          150,500           -0-            $0              $0


(1) Value is calculated on the basis of the difference between the option exercise price and $1.23, the fair market value of the Company's common stock at December 31, 2003 as quoted on the NASDAQ, multiplied by the number of shares underlying the option.

OTHER COMPENSATION AND LONG-TERM INCENTIVE PLANS

         The Company has no long-term incentive plans and issued no long-term incentive awards during 2003.

         The Company has an employment agreement with Mr. Steven Bell, President, for the term beginning January 2002 and expiring December 2004. Mr. Bell's compensation is not directly tied to the Company's performance. The agreement states that annual base salary for Mr. Bell will be between $125,000 and $135,000 per year. Other key provisions of the contract include an agreement by Mr. Bell to keep confidential information secret both during and after employment by the Company and covenants not to compete with the Company for one year from the date of termination of employment. The contract also provides Mr. Bell with 75,000 stock options at market price, vested over a three year period.

         The Company maintains key man life insurance policies in the amount of $1,000,000 each on the lives of Steven Bell and Marvin Frieman, former Director. The Company is the beneficiary of these policies and has adopted a plan to pay fifty percent of all life insurance proceeds to the spouse or surviving children of each such individual.

         The Company also has a three year employment agreement, from January 2002 to December 2004, with James L. Mandel, Chief Executive Officer, the terms of which involve an annual base salary of $200,000 and a stock option of 300,000 shares at $1.50 per share, vested over a three year period. Mr. Mandel's job responsibilities involve developing company business plans, developing expansion and growth opportunities and directing other executive officers.

PREFERRED STOCK

         In December 1998, Vicom issued 2,550 shares of Class A Preferred for $23,638 and 37,550 shares of Class B Preferred for $359,893. The Class B Preferred was offered to certain note holders at a conversion rate of $10.00 per share of Class B Preferred. Each share of Class A Preferred and Class B Preferred is non-voting (except as otherwise required by law) and convertible into five shares of common stock, subject to adjustment in certain circumstances. Each holder of a share of Class A Preferred or Class B Preferred has a five-year warrant to purchase one share of common stock at $3.00 per share, subject to adjustment. During 2001, Vicom issued 67,655 shares of Class A Preferred for $676,556.

         In June 2000, Vicom issued 80,500 shares of Class C Preferred for $805,000. The Class C Preferred was offered to certain note holders at a conversion rate of $10.00 a share. In September 2000, Vicom issued an additional 72,810 shares of Class C Preferred for $728,100. Each share of Class C Preferred is non-voting (except as otherwise required by law) and convertible into two shares of Vicom common stock, subject to adjustment in certain circumstances.

         In November 2000, Vicom issued 72,500 shares of Class D Preferred for $490,332. The Class D Preferred was sold to eight accredited investors at $10.00 per share. Each share of Class D Preferred is non-voting (except as otherwise required by law) and convertible into two and one-half shares of Vicom common stock, subject to adjustment in certain circumstances.

         In the second quarter of 2002, Preferred Class D stocks were redeemed; $100,000 converted to common stock, and $300,000 converted to a Note Payable.

         In the fourth quarter of 2002, Vicom issued 70,000 shares of Class E Preferred for $700,000, with $600,000 related to conversion of a note payable from a Director of the Company into Preferred Stock.

         In the first quarter of 2003, $72,000 worth of Class C Preferred Stock was issued to an officer of the Company in a conversion of accounts payable. Also in the first quarter of 2003, $76,500 worth of Class E Preferred Stock was issued to a member of the Board for his purchase of Multiband assets.

         In the third quarter of 2003 $25,000 worth of Class B Preferred Stock was purchased by an accredited investor.

         In addition, during 2003 $133,100 worth of Class C Preferred Stock was redeemed.

         The holders of the Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred and Class E Preferred (collectively, "Preferred Stock") are entitled to receive, as and when declared by the Board, out of the assets of the Company legally available for payment thereof, cumulative cash dividends calculated based on the $10.00 per share stated value of the Preferred Stock. The per annum dividend rate is eight percent (8%) for the Class A Preferred and ten percent (10%) for the Class B Preferred and Class C Preferred, fourteen percent (14%) for the Class D Preferred and fifteen percent (15%) in the Class E Preferred, to be paid in kind. Dividends on the Class A Preferred, Class C Preferred and Class D Preferred are payable quarterly on March 31, June 30, September 30, and December 31 of each year. Dividends on the Class B Preferred are payable monthly on the first day of each calendar month. Dividends on the Preferred Stock accrue cumulatively on a daily basis until the Preferred Stock is redeemed or converted.

         In the event of any liquidation, dissolution or winding up of Vicom, the holders of the Class A Preferred and Class B Preferred will be entitled to receive a liquidation preference of $10.50 per share, and the holders of the Class C Preferred, Class D Preferred and Class E Preferred will be entitled to receive a liquidation preference of $10.00 per share, each subject to adjustment. Any liquidation preference shall be payable out of any net assets of Vicom remaining after payment or provision for payment of the debts and other liabilities of Vicom.

         Vicom may redeem the Preferred Stock, in whole or in part, at a redemption price of $10.50 per share for the Class A Preferred and the Class B Preferred and $10.00 per share for the Class C Preferred, Class D Preferred and Class E Preferred (subject to adjustment, plus any earned and unpaid dividends) on not less than thirty days' notice to the holders of the Preferred Stock, provided that the closing bid price of the common stock exceeds $4.00 per share (subject to adjustment) for any ten consecutive trading days prior to such notice. Upon Vicom's call for redemption, the holders of the Preferred Stock called for redemption will have the option to convert each share of Preferred Stock into shares of common stock until the close of business on the date fixed for redemption, unless extended by Vicom in its sole discretion. Preferred Stock not so converted will be redeemed. No holder of Preferred Stock can require Vicom to redeem his or her shares.

RELATED PARTY TRANSACTIONS

         The   following  is  a  summary  of  all   significant   related  party
transactions for the three years ended December 31, 2003.

         Rangeline Capital is an entity managed and co-owned by David Weiss, Director. In 2002 and 2003, Rangeline made equipment purchases from the Company. In both years, those purchases comprised less than 5% of Company annual revenues.

         Vicom and its subsidiaries lease principal offices located at 2000 44th Street SW, Fargo, ND 58013 and 9449 Science Center Drive, New Hope, Minnesota 55428. The Fargo office lease expires in 2017 and covers approximately 22,500 square feet. The Fargo base rent ranges from $21,577 to $24,360 per month. The New Hope office lease expires in 2006 and covers approximately 47,000 square feet. The New Hope base rent ranges from $16,000 to $17,653 per month. Both the New Hope and main Fargo leases have provisions that call for the tenants to pay net operating expenses, including property taxes, related to the facilities. Both offices have office, warehouse and training facilities. The main Fargo property is owned in part by David Ekman. The New Hope property was owned jointly by Steven Bell and Marvin Frieman prior to its sale in August, 2003 to an independent third party.

         Interest and dividend expense paid by Vicom to related parties was approximately $225,966 in 2003, $228,000 in 2002 and $3,000 in 2001. Related
parties include the Company's Chairman, Chief Executive Officer, President and the President's mother.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and ten percent shareholders file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") as to the Company's securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during fiscal year 2003, all Section 16(a) filing requirements applicable to the Company's officers, directors and ten percent shareholders were complied with.

2. AMENDMENT TO EMPLOYEE 1999 STOCK COMPENSATION PLAN

         The Company's Board of Directors is recommending and seeking shareholder approval of an amendment to its 1999 Stock Compensation Plan related to employee stock options. The total number of shares of stock reserved for awards to employees under the Plan is 1.8 million shares. The Company is seeking to change the total number of stock shares reserved under the plan to 4.3 million shares.

         The purpose of the plan is to promote the interest of the Company and its shareholders by providing employees of the company with an opportunity to receive a proprietary interest in the Company and thereby develop a stronger incentive to contribute to the Company's continued success and growth. The plan is administered by a Committee of the Board of Directors. Awards pursuant to the 1999 plan may be in the form of either a restricted stock grant, which means that stock issued will vest over a three year vesting period, or stock options.

         Options granted under the Plan may be either "incentive" stock options within the meaning of Section 422 of the Internal Revenue Code ("IRC") or "nonqualified" stock options that do not qualify for special tax treatment under the IRC. No incentive stock option may be granted with a per share exercise price less than the fair market value of a share of the Company's common stock on the date the option is granted; in the case of any shareholder owning 10 percent or more of the common stock to whom an incentive stock option has been granted under the Plan, the exercise price thereof is required to be not less than 110 percent of the fair market value of the common stock on the date the option is granted. Options are not transferable. An optionee, or his or her personal representative, may exercise his or her option for a period of ninety
(90) days following termination of employment, disability or death. The term of each option, which is fixed by the Committee, may not exceed 10 years from the date the option is granted, or 5 years in the case of incentive stock options granted to shareholder owing 10 percent or more of the common stock to whom options have been granted. Options may be made exercisable in whole or in installments as determined by the Committee or Board. The Committee or Board may cancel an option of an employee who has been terminated for cause or takes employment with a competitor. The closing sale price of a share of the Company's common stock was $1.96 on April 22, 2004.

Federal Income Tax Matters

         Options. Incentive stock options granted under the 1999 plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

         Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the 1999 plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company's common stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which nonqualified options are exercised equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment related taxes on such ordinary income.

         Restricted Stock Awards. Generally, no income is taxable to the recipient of a restricted stock award in the year the award is granted. Instead, the recipient will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the transfer restrictions lapse. Alternatively, if a recipient makes a "Section 83(b)" election, the recipient will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of the award. The Company normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

3. AMENDMENT TO 2000 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

         The Company's Board of Directors is recommending and seeking shareholder approval of an amendment to its 2000 Non-Employee Director Stock Compensation Plan. The total number of shares reserved for awards under the Plan is 300,000 shares. The Company is seeking to change the total number of stock shares reserved under the plan to 800,000 shares.

         The purpose of the 2000 Directors' Plan is to enable the Company, through the grant of non-qualified stock options to non-employee ("outside") Directors of the Company, to attract and retain highly-qualified outside Directors and, by providing them with such a stock-based incentive, to motivate them to promote the best interests of the Company and its shareholders. For the purposes of the Plan, outside Directors are Directors who, at the time of granting of options under the Plan, are not and for the prior twelve months have not been employees of the Company or any of its subsidiaries.

         All grants will provide for an exercise price equal to 100% of the fair market value of a Share at the date of the grant. Options will become exercisable approximately one year after date of grant and will expire ten years after date of grant, subject to earlier exercise and termination in certain circumstances. If an outside Director ceases to be a Director due to death, any of his outstanding options that have not yet become exercisable will accelerate, and all of his outstanding Options will remain exercisable for various specified periods of time up to a maximum of approximately one year. If an outside
Director ceases to be a Director due to disability, all of his or her outstanding options not fully vested will immediately terminate, and those that are fully vested will remain exercisable for various specified periods of time up to a maximum of approximately one year. If an outside Director ceases to be a Director for any other reason, all of his or her outstanding options not fully vested will immediately terminate, and those that are fully vested will remain exercisable for 90 days.

The closing sale price of a share of the Company's common stock was $1.96 on April 22, 2004.

Federal Income Tax Matters

         Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the 2000 Directors' Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company's common stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which nonqualified options are exercised equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment related taxes on such ordinary income.

Equity Compensation Plan Information

         The following table provides information as of December 31, 2003 about the Company's equity compensation plans.

-------------------------------------------------------------------------------------------------------------------------
                            NUMBER OF SECURITIES TO BE      WEIGHTED AVERAGE         NUMBER OF SECURITIES REMAINING
                              ISSUED UPON EXERCISE OF      EXERCISE PRICE OF       AVAILABLE FOR FUTURE ISSUANCE UNDER
                               OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,    EQUITY COMPENSATION PLANS (EXCLUDING
                                WARRANTS AND RIGHTS       WARRANTS AND RIGHTS      SECURITIES REFLECTED IN COLUMN (A))
-------------------------------------------------------------------------------------------------------------------------
                                      (a)                         (b)                              (c)
-------------------------------------------------------------------------------------------------------------------------
Equity compensation plans            2,500,000                   $1.81                           842,568
approved by security
holders

-------------------------------------------------------------------------------------------------------------------------
Equity compensation plans                0                         0                                0
not approved by security
holders (1)

-------------------------------------------------------------------------------------------------------------------------
           TOTAL                     2,500,000                   $1.81                           842,568
-------------------------------------------------------------------------------------------------------------------------

* The Company's Board has the authority to grant options and warrants to purchase shares of the Company's common stock outside of any equity compensation plans approved by security holders.

4. AMENDMENT TO COMPANY'S BYLAWS TO LOWER THE REQUIREMENTS FOR A QUORUM

         The Company's current bylaws Section 2.04 require a majority of the votes of the company's outstanding shares of common stock present or present by proxy to lawfully hold an annual meeting quorum and pass any proposal related
thereto.   The  Company's  Board  of  Directors  is  recommending   and  seeking
shareholder approval to change the Company's bylaws provision to lower the requirements for an annual meeting quorum to 34% of the common shares outstanding present or present by proxy, which is a standard permitted under NASDAQ rules.

         The purpose behind this requested amendment is to make it easier for the Company to obtain a quorum for shareholder meetings and to take actions at those meetings. The Company believes official corporate business that requires shareholder approval can be conducted more efficiently with this Amendment to the Company bylaws.

5. APPROVAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION CHANGE THE COMPANY'S NAME FROM VICOM, INCORPORATED TO MULTIBAND CORPORATION

         The Board of Directors is recommending and seeking shareholder approval of an amendment to the Company's articles of incorporation to change its name from VICOM, Incorporated to Multiband Corporation.

         The purpose of this requested amendment is to present consistent nomenclature and name branding to the marketplace. The Company in 2003 already changed the name of its largest subsidiary to Multiband. The Company, in all its advertising and marketing efforts, utilizes and promotes the name Multiband.

         Upon approval of the amendment, the Company will promptly make the necessary filings with all governmental and regulatory authorities concerned.

6. APPROVAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF VICOM COMMON SHARES FROM 50 MILLION TO 100 MILLION

         The Board of Directors proposes that the Company amend its Articles of Incorporation to increase the total number of authorized shares from 50,000,000 to 100,000,000. As of the Record Date, the total number of outstanding shares of stock was 22, 291,500 shares of common stock and 239,681 shares of Preferred Stock.

REASONS FOR THE AMENDMENT

         An increase in the total number of authorized shares will provide the shares needed for employee stock plans and convertible securities that are currently outstanding, as well as additional shares of common stock for potential growth in the Company. With the increased authorized common stock, the Company would have greater flexibility in structuring possible future financings and acquisitions and meeting other corporate needs which might arise. The Company has no current commitments or plans for the issuance of common stock other than in connection with our stock option plans and convertible securities. As of April 22, 2004, the number of authorized common shares reserved for issuance under our stock option and employee stock purchase plans is 2.5 million, upon exercise of outstanding warrants is 7,124.438 shares, upon vesting of outstanding restricted stock is 10,144 shares, upon conversion of outstanding preferred stock (described above, page 11) is 1,055,155 shares and upon conversion from a note payable is 988,960 shares. Said note payable is listed as an exhibit to the Company's Form 8K filed on December 16, 2003. If this proposal is approved by the shareholders, almost 66 million authorized shares would be unreserved and available for future issuances.

         The Company may use additional shares to (partially) finance potential acquisitions. In addition, the Company may consider conducting an equity offering to raise capital or reduce existing debt. Future issuances of common stock may have a significant dilutive effect on the equity interests of current shareholders.

         Approval of an increase in the authorized number of shares of common stock generally empowers the directors of the Company to issue additional shares of common stock without giving notice to the shareholders or obtaining their approval, except in certain circumstances such as in connection with the adoption of certain employee benefit plans or the issuance of private equity that is subject to the applicable NASDAQ shareholder approval rules. The NASDAQ rules generally require us to obtain shareholder approval for issuances of common stock in connection with (i) the acquisition of another company if an officer, director or significant shareholder has a 5% or greater interest (or a 10% interest collectively) or the issuance or potential issuance of stock will be equal to 20% or more of the outstanding shares or voting power before the issuance, (ii) the sale of common stock in a private transaction if the sale is equal to 20% or more of the outstanding common stock or voting power and is sold for less than the greater of book or market value of the stock, (iii) the issuance of common stock that results in a change of control or (iv) the adoption of certain stock option or purchase plans or other equity compensation arrangements.

         The Company's proposal to increase the authorized number of shares of common stock is not submitted in response to any accumulation of stock or threatened takeover. However, the increase in authorized common stock could, under certain circumstances, be construed as having an anti-takeover effect by, for example, diluting the stock ownership of shareholders and possibly making it more difficult to effect a change in the composition of the Board of Directors through the removal or addition of directors, or to accomplish a given transaction that may be in the shareholders' interests. Further, the dilutive effect may limit the participation of shareholders in a merger or similar business combination, whether or not management favors such transaction. Except as noted below, the Company does not have any provisions in its governing documents that have an anti-takeover effect nor does it have plans to subsequently implement measures having anti-takeover effects.

         The Company's Articles of Incorporation authorize the issuance of stock and authorize the Board of Directors to establish by resolution different classes or series of shares and fix the rights and preferences of such shares. In the event of a proposed merger, tender offer or other attempt to gain control of the Company of which the Board does not approve, the Board could create an additional series of preferred stock with rights and preferences that could impede the completion of such a transaction and issue such preferred stock to persons who would support the Board in opposing the transaction. The Board does not intend to issue any additional shares of preferred stock except on terms that the Board deems to be in the best interests of the Company and its then existing shareholders.

7. INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee had selected Virchow, Krause & Company, LLP, to audit the financial statements of the Company for the last fiscal year ended December 31, 2003. Virchow, Krause has audited the Company's financial statements annually since 2001. Although it is not required to do so, the Board wishes to submit the selection of Virchow, Krause to the shareholders for ratification. In the event that a majority of the votes cast are against the ratification, the Audit Committee will reconsider its selection.

         FEES BILLED TO THE COMPANY BY VIRCHOW, KRAUSE & COMPANY, LLP DURING FISCAL 2003

         The following table details the fees paid to Virchow Krause for the years ended December 31, 2003 and 2002.

                                    2003             2002
                                    ----             ----
Audit Fees                       $60,929           $66,181
Audit-Related Fees                 2,150 (1)           750 (1)
Tax Fees                          15,000 (2)        11,750 (2)
All Other Fees                     1,705 (3)           155 (3)
                                ---------      -----------
Total                            $79,784           $78,836
                               =========       ===========

         (1) Fees  related  to review of Form S-3  Filings

         (2) Fees related to VICOM corporate income tax filings

         (3) Fees related to miscellaneous research projects

         The Company's Audit committee consists of Frank Bennett, Jonathan Dodge and Donald Miller. All three are considered audit committee financial experts independent from managers. The Company's current audit committee charter has been filed as exhibit to the annual report of the Company on Form 10-K that was filed for the fiscal year ended on December 31, 2003. The audit committee is responsible for engaging the audit firm and fees related to their services.

         The policy of the Company's audit committee is to review and pre-approve both audit and non-audit services to be provided by the independent auditors (other than with de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the audit committee with such approval reported to the committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports required by section 13(a) of the Securities Exchange Act of 1934. Approximately 95 % of the fees paid to Virchow Krause were pre-approved by the audit committee.

         No services in connection with appraisal or valuations services, fairness opinions or contribution-in-kind reports were rendered by Virchow Krause. Furthermore, no work of Virchow Krause with respect to its services rendered to the Company was performed by anyone other than Virchow Krause.

         It is expected that a representative of Virchow, Krause & Company, LLP will be present at this meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

8. OTHER MATTERS

         The management of the Company is unaware of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

SHAREHOLDERS PROPOSALS

         Proposals of shareholders of the Company intended to be presented by such shareholders at the Company's 2005 Annual Meeting of Shareholders must be received by the Company no later than December 30, 2004, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

         Also, if a shareholder proposal intended to be presented at the 2005 Annual Meeting but not included in the Company's proxy statement and proxy is received by the Company after March 15, 2005, then management named in the Company's proxy form for the 2005 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.


Date:    May,       2004            By Order of the Board of Directors

Steve Bell
Secretary

                               VICOM, INCORPORATED
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, JUNE 17, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. It will be voted on the matters set forth on this form as directed by the shareholder, but if no direction is made in the space provided, it will be voted FOR the election of all nominees to the Board of Directors, and FOR the ratification of all proposals submitted herewith to Vicom shareholders.

The undersigned, a shareholder of Vicom, Incorporated (the "Company") hereby appoints James Mandel and Steven Bell, and each of them individually, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares the undersigned is then entitled to vote, at the Annual Meeting of the Shareholders of Vicom, Incorporated to be held at the Radisson Hotel, 3131 Campus Drive, Plymouth, Minnesota 55441 on June 17, 2004 at 3:00 p.m., and any adjournments or postponements thereof upon matters set forth below, with all the powers which the undersigned would possess if personally present.

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vicom, Incorporated, c/o Steven Bell, 9449 Science Center Drive, New Hope, Minnesota 55428.

1. Election of Directors: [ ] For all nominees listed below (except as marked to the contrary below)

       01   Steven Bell           02   Frank Bennett      03   Jonathan Dodge
       04   David Ekman           05   Eugene Harris      06   James Mandel
       07   Donald Miller         08   David Weiss

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED.) _______________________

2. To approve an amendment to Vicom's 1999 Employee Stock Compensation Plan to increase the total number of stock shares reserved for awards to employees under the Plan from 1.8 million to 4.3 million.

        [ ] For         [ ]  Against         [ ] Abstain

3. To approve an amendment to Vicom's 2000 Non-Employee Director Stock Compensation Plan to increase the total number of stock shares reserved for awards to Directors under the Plan from 300,000 to 800,000.

        [ ] For         [ ]  Against         [ ] Abstain

4. To approve an amendment to Vicom's bylaws to lower the percentage of the outstanding shares needed to achieve a quorum for a shareholder meeting from 50.1% to 34%.

        [ ] For         [ ]  Against         [ ] Abstain

5.    To approve an  amendment to the  Company's  Articles of  Incorporation  to
      change  the  Company's   name  from  VICOM,   Incorporated   to  Multiband
      Corporation.

        [ ] For         [ ]  Against         [ ] Abstain

6. To approve an amendment to Vicom's Articles of Incorporation to increase the authorized number of Vicom shares from 50 million to 100 million.

        [ ] For         [ ]  Against         [ ] Abstain

7. To ratify the election of Virchow, Krause & Company, LLP as independent auditors of the Company for Fiscal Year 2003.

        [ ] For         [ ]  Against         [ ] Abstain

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL PROPOSALS CONTAINED IN THIS PROXY.

Address Change?  Mark Box       / /                  The undersigned hereby revokes all previous proxies relating to the
Indicate changes below:                              shares  covered hereby and  acknowledge  receipt of the Notice and Proxy Statement relating to the Annual Meeting.

                                                     Dated:                                      , 2004
                                                             ------------------------------------

                                                     Signature(s) in Box

                                                     (SHAREHOLDERS MUST SIGN EXACTLY AS THE NAME APPEARS AT LEFT,
                                                     WHEN SIGNED AS A CORPORATE OFFICER, EXECUTOR, ADMINISTRATOR,
                                                     TRUSTEE, GUARDIAN, ETC., PLEASE GIVE FULL TITLE AS SUCH. BOTH
                                                     JOINT TENNANTS MUST SIGN.)


                                       19